UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2024

TKO Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41797	92-3569035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Fifth Avenue, 7th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 558-8333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	TKO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC) (“TKO OpCo”), a subsidiary of TKO Group Holdings, Inc. (the “Company”), and/or certain of its affiliates, including Endeavor Group Holdings, Inc., TKO OpCo’s ultimate parent entity (collectively, “TKO”), are party to several substantially similar class-action lawsuits filed against them by former UFC athletes, alleging violations of Section 2 of the Sherman Act. Five related class-action lawsuits filed between December 2014 and March 2015 were consolidated into a single action in June 2015, captioned Le et al. v. Zuffa, LLC, No. 2:15-cv-1045-RFB-BNW (D. Nev.) (the “Le” case), and an additional lawsuit, captioned Johnson et al. v. Zuffa, LLC et al., No. 2:21-cv-1189-RFB-BNW (D. Nev.) (the “Johnson” case), was filed in 2021.

On July 30, 2024, following the court’s hearings on the parties’ submission to approve their agreement to settle all claims asserted in both class action lawsuits (Le and Johnson) for an aggregate amount of $335 million payable by the Company and its subsidiaries in installments over an agreed-upon period of time, the court issued its ruling and denied the motion for preliminary approval of the settlement agreement. The court has not issued an opinion explaining its reasoning at this time, but the court has scheduled a status conference for August 19, 2024 and a new tentative trial date for Le for October 28, 2024. The Company is evaluating all of its options, including, without limitation, an appeal, and has also initiated discussions with plaintiffs’ counsel, who have expressed a willingness to engage in separate settlement discussions for the Le and Johnson cases. A motion to dismiss the complaint in Johnson remains pending and no trial date has been set.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Additional information regarding the foregoing is accessible on the Company’s website at investor.tkogrp.com.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding actions the Company may take following the court’s ruling and potential settlement of the Le and Johnson cases. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to, those important factors discussed in Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as any such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”), each accessible on the SEC’s website at www.sec.gov and the Company’s investor relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TKO GROUP HOLDINGS, INC.

By:	/s/ Andrew Schleimer
Name:	Andrew Schleimer
Title:	Chief Financial Officer

Date: July 31, 2024